Gary R. Henrie
Attorney at Law
3518 N. 1450 W.                                                                                                                                                                                                                                                                                                                                                                                            Telephone:  702-616-3093
Pleasant Grove, UT  84062                                                                                                                                                                                                                                                                                                                                                                         Facsimile:  (801)  796-0842
                                                                                                                                                                                                                                                                                                                                                                                                                     E-mail:  grhlaw@hotmail.com

December 29, 2008

Science Water, Inc.
18653 Ventura Blvd., Suite 640
Tarzana, CA  91356

Re:     Science Water, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as counsel for Science Water, Inc., a California corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 10,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant.  In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof.  In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common stock to be sold by the Company, upon proper payment therefore, will be validly issued, fully paid and nonassessable.  This opinion is based on California general corporate law.

Very truly yours,

/s/ Gary R. Henrie
Gary R. Henrie, Esq.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie
Gary R. Henrie, Esq.